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                                                                     EXHIBIT 4.6

                            VASCULAR SOLUTIONS, INC.

                             PUT & OPTION AGREEMENT
                             ----------------------

     THIS PUT & OPTION AGREEMENT (this "Agreement") is made and entered into as of December 9, 1998, by and among VASCULAR SOLUTIONS, INC., a Minnesota corporation (the "Company"), STEPHENS VASCULAR PREFERRED, LLC, an Arkansas limited liability company ("Preferred, LLC") and STEPHENS VASCULAR OPTIONS, LLC, an Arkansas limited liability company ("Options, LLC") (each of Preferred, LLC and Options, LLC are referred to individually as the "Investor" and collectively as the "Investors").

                                    RECITALS

     A. Upon the terms and subject to the conditions set forth in that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof by and between the Company, Preferred, LLC and certain other investors (the "Purchase Agreement"), Preferred, LLC has purchased shares of the Series B Preferred Stock of the Company ("Series B Stock").

     B. The Company is desirous of having access to additional capital, and Preferred, LLC and Options, LLC are willing to make such access available in exchange for the right to acquire additional interests in the Company.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Definitions.  A glossary of the definitions of the capitalized terms
         -----------
used in this Agreement is set forth in Appendix A which is attached hereto and incorporated therein.

     2.  Obligation of Investor to Purchase Common Stock.
         -----------------------------------------------

         (a) At any time after PMA Submission, the Company shall have the right to sell to Preferred, LLC, and Preferred, LLC hereby agrees to purchase, subject to the terms and conditions herein, up to $3,000,000 of Common Stock. The Company may exercise its rights under this Section 2(a) one or more times, provided that Preferred, LLC's aggregate obligation under this Section 2(a) shall not exceed $3,000,000 of Common Stock. If at the time that the Company gives the notice specified in the following paragraph PMA Approval has occurred, the issue price of the Common Stock that Preferred, LLC is obligated to buy pursuant to such notice will be $6.00 per share; otherwise the issue price will be $5.00 per share.

         (b) The Company shall exercise its rights under Section 2(a) by giving notice to Preferred, LLC setting forth (i) the dollar amount of Common Stock as to which it is exercising its rights, (ii) the number of shares of Common Stock that such amount represents in accordance with Section 2(a) above, and (iii) the closing date for such purchase which shall not be less than twenty (20) days after the effective date of such notice.
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         (c) The Company's right to give the notice in Section 2(b) shall expire upon the earlier of (i) December 31, 2000 and (ii) the effective date of a registration statement for a public offering of securities of the Company that satisfies the requirements of Section 4(b) of the Series B Certificate.

         (d) If at any time prior to December 31, 2000, the Company incurs Indebtedness, the number of shares of Common Stock that Preferred, LLC shall be obligated to purchase under Section 2(a) above shall be reduced by an amount (rounded to the nearest whole number) equal to the principal amount of such Indebtedness divided by $4.50.

     3.  Right of Investor to Purchase Common Stock.
         ------------------------------------------

         (a) At any time after PMA Submission, Options, LLC shall have the right to buy from the Company, and the Company hereby agrees to sell, subject to the terms and conditions herein, up to $3,000,000 of Common Stock. Options, LLC may exercise its rights under this Section 3(a) one or more times, provided that the Company's aggregate obligation under this Section 3(a) shall not exceed $3,000,000 of Common Stock. If at the time that Options, LLC gives the notice specified in the following paragraph PMA Approval has occurred, the issue price of the Common Stock that the Company is obligated to sell pursuant to such notice will be $6.00 per share; otherwise the issue price will be $5.00 per share.

         (b) Options, LLC shall exercise its rights under Section 3(a) by giving notice to the Company setting forth (i) the dollar amount of Common Stock as to which it is exercising its rights, (ii) the number of shares of Common Stock that such amount represents in accordance with Section 3(a) above, and
(iii) the closing date for such purchase which shall not be more than twenty
(20) days after the effective date of such notice.

         (c) Options, LLC's right to give the notice in Section 3(b) shall expire upon the earlier of (i) December 31, 2000 and (ii) the effective date of a registration statement for a public offering of securities of the Company that satisfies the requirements of Section 4(b) of the Series B Certificate.

     4.  Additional Right of Investor to Purchase Common Stock.
         -----------------------------------------------------

         (a) Options, LLC shall have the right to buy from the Company, and the Company hereby agrees to sell, subject to the terms and conditions herein, up to $2,000,000 of Common Stock. Options, LLC may exercise its rights under this
Section 4(a) one or more times, provided that Options, LLC's aggregate rights under this Section 4(a) shall not exceed $2,000,000 of Common Stock. If at the time that Options, LLC gives the notice specified in the following paragraph PMA Approval has occurred, the issue price of the Common Stock that the Company is obligated to sell pursuant to such notice will be $8.00 per share; otherwise the issue price will be $7.00 per share.

         (b) Options, LLC shall exercise its rights under Section 4(a) by giving notice to the Company setting forth (i) the dollar amount of Common Stock as to which it is exercising its

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rights, (ii) the number of shares of Common Stock that such amount represents in accordance with Section 4(a) above, and (iii) the closing date for such purchase which shall not be more than twenty (20) days after the effective date of such notice.

         (c) Options, LLC's right to give the notice in Section 4(b) shall expire on December 31, 2000.

         (d) Options, LLC shall have the right (the "Conversion Right") to require the Company to convert such Investor's right under Subsection 4(a) hereof (the "Option Right") at any time prior to December 31, 2000 into shares of Common Stock as provided for in this Subsection (d). Upon exercise of the Conversion Right, the Company shall deliver to Options, LLC (without payment by Options, LLC of any issue price) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Option Right at the time the Conversion Right is exercised (determined by subtracting the aggregate issue price for the shares subject to the Option Right in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares subject to the Option Right immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised by the Investor, at any time or from time to time, prior to its expiration, by giving notice to the Company specifying (x) the total number of shares of stock the Investor will purchase pursuant to such conversion and (y) a date not more than 20 days from the date of the conversion notice for the closing of such purchase.

     5.  Mechanics of Stock Sales.
         ------------------------

         (a) Place, Time and Date.  The closing of any sale and purchase of
             --------------------
shares of Common Stock pursuant to this Agreement (a "Closing") shall take place at the offices of the Company on the date that is (a) set forth in the notice of exercise pursuant to Section 2(b), 3(b), or 4(b), whichever is applicable, or
(b) such other place, time, and date as the parties may agree.

         (b) Closing Items.  At the Closing, the Company shall deliver to the
             -------------
Investor, as the case may be, certificates representing the Common Stock, and the Investor, as the case may be, shall deliver to the Company the aggregate purchase price of such shares being purchased by the Investor, as the case may be, by wire transfer of same-day funds or cashier's or bank-certified check payable to the order of the Company.

     6.  Independent Agreements.  The right of the Company to sell under Section
         ----------------------
2 and the right of Options, LLC to buy under Section 3, and the right of Options, LLC to buy under Section 4, are independent, and the exercise, in full or in part, or the non-exercise by a Party of its rights under any of the foregoing Sections shall not have any impact upon any Party's rights under any other Section.

     7.  Covenants re PMA Submission and Approval.  The Company shall give the
         ----------------------------------------
Investors notice of the occurrence of PMA Submission or PMA Approval within three (3) business days after each such occurrence. The Company will update the directors as to the progress of the Company's

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PMA Submission to the United States Food & Drug Administration at each meeting of the Board and will respond to inquiries from members of the Board on this topic between meetings.

     8.  Adjustment for Stock Splits, Dividends, and Combinations.  The number
         --------------------------------------------------------
and type of shares issuable by the Company upon exercise of any Party's rights hereunder shall be equitably adjusted in the event of any stock split, combination, stock dividend or recapitalization, or conversion or exchange for other securities or property as a result of a merger, sale, liquidation or reorganization of the Company, or other similar change in capital structure of the Company or as a result of any other disposition or conversion affecting the Common Stock occurring during the period from the date of this Agreement to the applicable Closing.

     9.  Representations and Warranties of Investor.  The Investors each
         ------------------------------------------
represent and warrant to the Company, which representations and warranties shall be true in all material respects on and as of the date of any Closing as though such representations and warranties had been made as of the date of such Closing, as follows:

         (a) Authorization.  This Agreement, when executed and delivered by the
             -------------
Investors, will constitute the valid and legally binding obligations of the Investors, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' fights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies.

         (b) Restricted Securities.  The Investors understand that the
             ---------------------
Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Investor's representations as expressed herein. The Investors understand that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investors must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

         (c) No Public Market.  The Investors understand that no public market
             ----------------
now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

         (d) Legends.  The Investors understand that the Securities may bear
             -------
one or both of the following legends:

             (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT (I) THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION OR

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         QUALIFICATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS
         AMENDED, AND APPLICABLE STATE SECURITIES LAWS; OR (II) SUCH REGISTRATION OR QUALIFICATION."

              (ii) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

         (e)  Purchase Entirely for Own Account.
              ---------------------------------

              (i) This Agreement is made with the Investors in reliance upon each Investors's representation to the Company, which by each Investors's execution of this Agreement, each Investor hereby confirms, that the Securities to be acquired by the Investors will be acquired for investment for each Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Investors further represent that each Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

              (ii) Each Investor hereby represents and warrants that (A) it is a limited liability company formed under the laws of the State of Arkansas and that (B) its members consist of not more than 30 individuals and trusts each of whom is (x) a resident of or domiciled in the State of Arkansas, (y) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (z) affiliated with Stephens, Inc.

         (f)  Disclosure of Information.  The Investors have had an opportunity
              -------------------------
to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and have had an opportunity to review the Company's facilities. The Investors understand that such discussions, as well as the Company's business plan and any other written information issued by the Company, were intended to describe the aspects of the Company's business which the Company believes to be material.

     10. Representations and Warranties of Company.  The Company represents and
         -----------------------------------------
warrants to the Investors, which representations and warranties shall be true in all material respects on and as of the date of any Closing as though such representations and warranties had been made as of the date of such Closing, as follows:

         (a)  Organization, Good Standing and Qualification.  The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business.

                                      -5-
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         (b) Authorization.  All corporate action on the part of the Company,
             -------------
its officers, directors and stockholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of shares of Common Stock pursuant to the terms hereof has been taken or will be taken prior to Closing, and this Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (c) Valid Issuance of Securities.  The Common Stock that will be
             ----------------------------
issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of the Investors in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws.

     11. Notices.
         -------

         (a) Method of Notice.  Any notice required to be given pursuant to
             ----------------
this Agreement shall be deemed to have been given (i) on the date of delivery or transmission thereof if given in person or by facsimile transmission, (ii) one day after dispatch if sent by overnight courier, receipt of which has been verified, or (iii) three days after deposit in the official government mail by registered or certified mail, postage prepaid, addressed to the party being notified at the address specified below or at such other address of which the addressee may notify the other party in writing.

         (b) Addresses.  Until otherwise notified, notices shall be directed as
             ---------
follows:

         If to the Company:

         Vascular Solutions, Inc.
         2495 Xenium Lane North
         Minneapolis, MN 55441
         Attention: Chief Executive Officer

         With a copy to:

         Dorsey & Whitney LLP
         Pillsbury Center South
         220 South Sixth Street
         Minneapolis, MN 55402
         Attention:  Timothy S. Hearn

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         If to the Investor:

         Stephens, Inc.
         111 Center Street
         Suite 2500
         Little Rock, AR 72201
         Attention: Jackson Farrow

     12. Miscellaneous.
         -------------

         (a) Survival of Warranties.  The warranties, representations and
             ----------------------
covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         (b) Entire Agreement.  This Agreement contains the entire agreement
             ----------------
and understanding between the parties with respect to the subject matter hereof and supersedes all prior understandings and representations.

         (c) Specific Performance.  The Investors expressly agree that the
             --------------------
Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by the Investors, the Company, in addition to all other remedies, shall be entitled to a temporary or permanent injunction, without showing any actual damage and without posting bond, and a decree for specific performance, in accordance with the provisions of this Agreement.

         (d) Applicable Law.  This Agreement shall for all purposes be governed
             --------------
by and construed in accordance with the laws of Minnesota, without regard to the choice of law provisions thereof.

         (e) Successors and Assigns.  Except as otherwise set forth herein, the
             ----------------------
provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

         (f) Amendment.  Except as otherwise provided herein, no amendment,
             ---------
waiver, interpretation, alteration or modification of any provision of this Agreement shall be binding unless in writing and signed by the Company and the Investors.

         (g) Waivers.  Any failure of either party hereto to insist upon or
             -------
enforce strict performance of any of the provisions of this Agreement or to exercise any rights for remedies under this Agreement shall not be interpreted or construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision, right or remedy in that or any other instance.

         (h) Headings.  The headings of the sections of this Agreement are for
             --------
convenience of reference only and shall not by themselves determine the interpretation of this Agreement.

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         (i) Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

         (j) Severability.  If any provision of this Agreement shall be held to
             ------------
be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


                           [Signature Pages Follow]

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

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                              VASCULAR SOLUTIONS, INC.


                              By: /s/ Howard C. Root, CEO
                                 --------------------------------------------
                                 Howard C. Root, Chief Executive Officer


                              STEPHENS VASCULAR PREFERRED, LLC


                              By: /s/ Jackson Farrow, Jr.
                                  -------------------------------------------

                                 Its Vice President, Stephens Group, Inc.,
                                     ----------------------------------------
                                     Manager
                                     -------


                              STEPHENS VASCULAR OPTIONS, LLC


                              By: /s/ Jackson Farrow, Jr.
                                  -------------------------------------------

                                 Its Vice President, Stephens Group, Inc.,
                                     ----------------------------------------
                                     Manager
                                     -------

                                   APPENDIX A


     "Closing" shall have the meaning ascribed to it in (S)5(a).
      -------

     "Common Stock" shall mean the $.01 par value common stock of the Company.
      ------------

     "Company" shall have the meaning ascribed to it in the preface.
      -------

     "Fair Market Value" shall mean, with respect to the Company's Common Stock,
      -----------------
as of any date:

         (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market System, the reported closing price of the Common Stock on such exchange or by the Nasdaq National Market System as of such date (or, if no shares were traded on such day, as of the next proceeding day on which there was such a trade); or

         (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the Nasdaq system or National Quotation Bureau, Inc. (or comparable report service), the mean of the closing bid an asked prices as of such date, as so reported by the Nasdaq System, or, if not so reported thereon, as reported by National Quotation Bureau, Inc. (or such comparable reporting service); or

         (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market System, and such bid and asked prices are not so reported by the Nasdaq system or National Quotation Bureau, Inc. (or any comparable reporting service), such price as the Company's Board of Directors determines in good faith in the exercise of its reasonable discretion.

     "Indebtedness" shall mean, without duplication, (i) obligations for
      ------------
borrowed money, (ii) obligations evidenced by bonds, debentures, notes, or similar instruments, (iii) any indebtedness on which interest charges are customarily paid or accrued, (iv) any guarantees, and (v) any obligations secured by lien on any property or asset of the Company regardless of whether the indebtedness secured thereby has been assumed by the Company, but shall not include (A) any obligations under capital leases or with respect to deferred purchase price for assets which are incurred in the ordinary course of business, or (B) a line or lines of credit in the aggregate principal amount of up to $3.0 million.

     "Investors" shall have the meaning ascribed to it in the preface.
      ---------

     "Party" shall mean either the Company or the Investor.
      -----

     "PMA Approval" shall mean receipt by the Company of a written communication
      ------------
from the United States Food & Drug Administration granting approval to begin commercial distribution of the Vascular Solutions Duett sealing device in the United States.

     "PMA Submission" shall mean written evidence of submission of all required
      --------------
modules of the Company's premarket approval application to the United States Food & Drug Administration for the approval to begin commercial distribution of the Vascular Solutions Duett sealing device in the United States.

     "Purchase Agreement" shall have the meaning ascribed to it in the recitals.
      ------------------

     "Securities" shall mean any shares of Common Stock acquired by Investors
      ----------
pursuant to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Series B Certificate" shall mean the Certificate of Designation of Series
      --------------------
B Preferred Stock of the Company.

     "Series B Stock" shall have the meaning ascribed to it in the recitals.
      --------------

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